Exhibit 10.16

FORM OF RSU AWARD AGREEMENT FOR FOUNDERS FOR IPO GRANTS

MEDIAALPHA, INC.

RESTRICTED STOCK UNIT

AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of [________] (the “Date of Grant”), is made by and between MediaAlpha, Inc., a Delaware corporation (the “Company”), and [_______] (the “Participant”).

WHEREAS, the Company has adopted the MediaAlpha, Inc. 2020 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), pursuant to which Restricted Stock Units (“RSUs”) may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the RSUs provided for herein to the Participant, subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock Units.

(a) Grant. The Company hereby grants to the Participant a total of [______] RSUs, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each RSU represents the right to receive one Class A share of the Company’s common stock, $0.01 par value (“Share”). The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. Without limiting the foregoing, the Participant acknowledges that the RSUs and any Shares acquired upon settlement of the RSUs are subject to provisions of the Plan under which, in certain circumstances, an adjustment may be made to the number of the RSUs and any Shares acquired upon settlement of the RSUs.

2. Vesting; Settlement.

(a) Vesting. The RSUs shall become vested in equal one-twelfth installments on each of the first twelve quarterly anniversaries of the Date of Grant (each, a “Vesting Date”), provided that each such Vesting Date is prior to the date of the termination of the Participant’s Service Relationship.

(b) Settlement. Except as otherwise provided herein, each vested RSU shall be settled within 60 days following the applicable Vesting Date. The RSUs may be settled in Shares, in cash in an amount equal to the number of vested RSUs multiplied by the Fair Market Value of a Share as of the applicable Vesting Date, or in a combination of cash and Shares, as determined by the Committee; provided, that in no event shall any vested RSU granted hereby be settled in cash if less than six months and one day has elapsed since vesting.

3. Dividend Equivalents. Each RSU shall be credited with dividend equivalents, which shall be withheld by the Company for the Participant’s account. Dividend equivalents credited to the Participant’s account and attributable to a RSU shall be distributed (without interest) to the Participant at the same time as the underlying Share (or cash in lieu thereof) is delivered upon settlement of such RSU and, if such RSU is forfeited, the Participant shall have no right to such dividend equivalents. Any adjustments for dividend equivalents shall be in the sole discretion of the Committee and may be payable (x) in cash, (y) in Shares with a Fair Market Value as of the applicable Vesting Date equal to the dividend equivalents, or (z) in an adjustment to the underlying number of Shares subject to the RSUs.

4. Tax Withholding. Vesting and settlement of the RSUs shall be subject to the Participant satisfying any applicable U.S. Federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. Unless otherwise provided by the Company, tax withholding shall be at the applicable minimum statutory rate and shall be satisfied by the Company withholding Shares that would otherwise be deliverable to the Participant upon settlement of the RSUs with a Fair Market Value equal to such withholding liability. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the RSUs or otherwise the amount of any required withholding taxes in respect of the RSUs, its settlement or any payment or transfer of the RSUs or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.

5. Termination of Service Relationship.

(a) Termination of Service Relationship due to Death or Disability. If, on or prior to an applicable Vesting Date, the Participant’s Service Relationship is terminated (i) by the Company or one of its Affiliates due to the Participant’s Disability, or (ii) due to the Participant’s death, then subject to the Participant or the Participant’s legal representative or estate, as the case may be, delivering to the Company a “Release” within the “Release Delivery Period” (each, as defined in the Participant’s Service Relationship Agreement), that portion of the RSUs that would have become vested had the Participant’s Service Relationship continued for a period of 24 months after the date of such termination shall become vested as of the date of such termination. Such vested RSUs shall be settled in Shares within 60 days following such termination date.

Unless and to the extent that Section 6 applies to such termination, any unvested RSUs that remain after giving effect to this Section 5(a) shall be cancelled immediately and the Participant shall not be entitled to receive any payments with respect thereto. For the avoidance of doubt, this Section 5(a) shall not apply to any death or Disability of the Participant occurring after the date of termination of the Participant’s Service Relationship for any reason.

(b) Termination of Service Relationship without Cause or due to Good Reason. If, on or prior to an applicable Vesting Date, the Participant’s Service Relationship is terminated (i) by the Company or one of its Affiliates without Cause (other than due to death or Disability) or (ii) by the Participant for Good Reason, then subject to the Participant delivering to the Company a “Release” within the “Release Delivery Period” (each, as defined in the Participant’s Service Relationship Agreement), that portion of the RSUs that would have become vested had the Participant’s Service Relationship continued for a period of 18 months after the date of such termination shall become vested as of the date of such termination. Such vested RSUs shall be settled in Shares within 60 days following such termination date. Unless and to the extent that Section 6 applies to such termination, any unvested RSUs that remain after giving effect to this Section 5(b) shall be cancelled immediately and the Participant shall not be entitled to receive any payments with respect thereto. For purposes of this Agreement, “Cause” and “Good Reason” have the meanings attributable to them under the Participant’s Service Relationship Agreement.

(c) Other Termination of Service Relationship. If, prior to the final Vesting Date, the Participant’s Service Relationship with the Company and its Affiliates terminates for any reason other than as set forth in Sections 5(a) or 5(b) above (including any voluntary resignation by the Participant for any reason, or by the Company for Cause), then, except as set forth in Section 6 below, all unvested RSUs shall be cancelled immediately and the Participant shall not be entitled to receive any payments with respect thereto.

6. Change in Control.

(a) In the event of a Change of Control in which no provision is made for assumption or substitution of the RSUs granted hereby in the manner contemplated by Section 8(a) of the Plan, the RSUs, to the extent then unvested, shall automatically be deemed vested as of immediately prior to such Change of Control, and the RSUs shall be settled within 10 business days following such Change in Control, in Shares, in cash in an amount equal to the number of vested RSUs multiplied by the Fair Market Value of a Share (as of a date specified by the Committee), or in a combination of cash and Shares, as determined by the Committee.

(b) If a Change of Control occurs in which the acquirer assumes or substitutes the RSUs granted hereby in the manner contemplated by Section 8(b) of the Plan, and within the 12-month period following such Change in Control, the Participant’s Service Relationship is terminated (i) by the Company or one of its Affiliates without Cause, (ii) by the Participant for Good Reason, (iii) upon the expiration of the term of the Participant’s Service Relationship

Agreement (if any), if the Company elects, in accordance with the terms of such agreement, not to extend (or further extend) the term of the Participant’s Service Relationship Agreement (“Company’s Non-Extension”), (iv) by the Company or one of its Affiliates due to the Participant’s Disability, or (v) due to the Participant’s death, then the RSUs, to the extent unvested, shall become fully vested as of the date of such termination of the Participant’s Service Relationship and settled within 10 business days following vesting, in a manner consistent with Section 2(b) (without regard to the proviso thereof). For the avoidance of doubt, this Section 6(b) (A) shall not apply to any death or Disability of the Participant occurring after the date of termination of the Participant’s Service Relationship for any reason and (B) shall apply in lieu of, and not in duplication of, the additional vesting credit for qualifying terminations provided in Sections 5(a) and 5(b).

(c) If (x) the Participant’s Service Relationship is terminated (i) by the Company or one of its Affiliates without Cause, (ii) by the Participant for Good Reason, (iii) upon the expiration of the term of the Participant’s Service Relationship Agreement (if any) due to the Company’s Non-Extension, (iv) by the Company or one of its Affiliates due to the Participant’s Disability, or (v) due to the Participant’s death and (y) within three months following the date of such termination of the Participant’s Service Relationship, a Change of Control is consummated (such termination, a “Qualifying Pre-CIC Termination”), then the RSUs granted hereby that remain unvested and forfeitable after giving effect to Section 5 in connection with such termination of the Participant’s Service Relationship, shall become fully vested as of the date the Change of Control is consummated and settled within 10 business days following vesting, in a manner consistent with Section 2(b) (without regard to the proviso thereof). For the avoidance of doubt, in the event of a Qualifying Pre-CIC Termination, the Participant shall be entitled to receive any dividend equivalents that would have been credited to the Participant’s account or distributed to the Participant in respect of the RSUs that become vested as a result of this Section 6(c), in a manner consistent with Section 3, including any such dividend equivalents that would have been credited to the Participant’s account during the period beginning on the date of the Qualifying Pre-CIC Termination and ending on the date the Change of Control is consummated. For the avoidance of doubt, this Section 6(c) shall not apply to any death or Disability of the Participant occurring after the date of termination of the Participant’s Service Relationship for any reason.

7. Restrictive Covenants.

(a) Restrictive Covenant Agreements. Except to the extent the Participant has obtained the prior consent of the Committee, which may be granted or withheld in the Committee’s absolute discretion, during the term of the Participant’s Service Relationship and thereafter according to their respective provisions, the Participant hereby agrees that he or she shall be bound by, and shall comply with, (i) all noncompetition, nonsolicitation and other restrictive covenants set forth in any agreement the Participant has executed with the Company and its Affiliates, as the case may be, including the Confidential Information and Inventions Assignment Agreement in the form provided by the Company (collectively, the “Restrictive Covenant Agreements”), and (ii) all other agreements the Participant has executed during the course of the Participant’s Service Relationship with the Company and its Affiliates as in effect from time to time (including, without limitation, the Participant’s Service Relationship Agreement (if any)).

(b) Forfeiture; Other Relief. In the event of a material breach by the Participant of any Restrictive Covenant Agreement that is not cured by the Participant within ten (10) days following the Participant’s receipt of written notice from the Company, then in addition to any other remedy which may be available at law or in equity, the RSUs shall be automatically forfeited effective as of the date on which such violation first occurs, and, in the event that the Participant has received settlement of RSUs within the three (3) year period immediately preceding such breach, the Participant will forfeit any Shares received upon settlement thereof without consideration and be required to forfeit any compensation, gain or other value realized thereafter on the sale or other transfer of such Shares, and must promptly repay such amounts to the Company. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such Restrictive Covenant Agreement to the full extent of law and equity. The Participant acknowledges and agrees that irreparable injury will result to the Company and its goodwill if the Participant breaches any of the terms of the Restrictive Covenant Agreements, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law would be an inadequate remedy for any breach. Accordingly, the Participant hereby agrees that, in the event of a breach of any of the terms of the Restrictive Covenant Agreements, in addition to any other remedy that may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

(c) Severability; Blue Pencil. The invalidity or nonenforceability of any provision of this Section 7 or any of the terms of the Restrictive Covenant Agreements in any respect shall not affect the validity or enforceability of the other provisions of this Section 7 or any of the terms of the Restrictive Covenant Agreements in any other respect, or of any other provision of this Agreement. In the event that any provision of this Section 7 or any of the terms of the Restrictive Covenant Agreements shall be held invalid, illegal or unenforceable (whether in whole or in part) by a court of competent jurisdiction, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions (and part of such provision, as the case may be) shall not be affected thereby; provided, however, that if any provision of the Restrictive Covenant Agreements is finally held to be invalid, illegal or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.

8. Rights as a Stockholder. The Participant shall not be deemed for any purpose, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the Shares underlying the vested RSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such Shares on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

9. Compliance with Legal Requirements. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable Federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the RSUs as it deems reasonably necessary or advisable under applicable Federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of Federal and state securities law in exercising his or her rights under this Agreement.

10. Clawback. The RSUs and/or the Shares acquired upon settlement of the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement) to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act); provided that such requirement is in effect at the relevant time, and/or the rules and regulations of any applicable securities exchange or inter-dealer quotation system on which the Shares may be listed or quoted, or if so required pursuant to a written policy adopted by the Company.

11. Miscellaneous.

(a) Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, to the Participant’s family members, a trust or entity established by the Participant for estate planning purposes, a charitable organization designated by the Participant, pursuant to a qualified domestic relations order or as otherwise permitted under the Plan; provided, that in case of any such permitted transfer, (i) the vesting, forfeiture and clawback provisions shall continue to relate to the Participant’s Service Relationship and any termination thereof, (ii) the restrictive covenant or other obligations herein shall continue to be performed personally by the Participant and (iii) such transfer shall be subject to such advance notice and other rules and requirements as determined by the Committee in its sole discretion. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

(b) Amendment. The Committee at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights of the Participant shall not be materially and adversely affected without the Participant’s written consent.

(c) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d) Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code and shall be interpreted accordingly. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole reasonable discretion and with the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 11(d) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs or the Shares underlying the RSUs will not be subject to interest and penalties under Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or this Agreement, to the extent that the Participant is a “specified employee” (within the meaning of the Committee’s established methodology for determining “specified employees” for purposes of Section 409A of the Code), payment or distribution of any amounts with respect to the RSUs that are subject to Section 409A of the Code will be made as soon as practicable following the first business day of the seventh month following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) from the Company and its Affiliates, or, if earlier, the date of the Participant’s death.

(e) General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(f) Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally recognized overnight courier, or by first-class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:

(i)	if to the Company, to:

MediaAlpha, Inc.

700 South Flower Street

Suite 640

Los Angeles, CA 90017

Facsimile: (___) ___-____

Attention: General Counsel

(ii) if to the Participant, to the Participant’s home address on file with the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery or delivery by telecopy, on the date of such delivery, in the case of nationally recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

(g) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h) No Rights to Employment or Continued Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(i) Fractional Shares. In lieu of issuing a fraction of a Share resulting from an adjustment of the RSUs pursuant to Section 4(b) of the Plan or otherwise, the Company shall be entitled to pay to the Participant a cash amount equal to the Fair Market Value of such fractional share.

(j) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no beneficiary is designated, if the designation is ineffective, or if the beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s beneficiary shall be determined under applicable state law if such state law does not recognize beneficiary designations under Awards of this type and is not preempted by laws which recognize the provisions of this Section 11(j).

(k) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(l) Entire Agreement. This Agreement, the Plan and the Restrictive Covenant Agreements contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

(m) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(n) Consent to Jurisdiction; Waiver of Jury Trial. The Participant and the Company (on behalf of itself and its Affiliates) each consents to jurisdiction in a Delaware state or a Federal court sitting in Wilmington, Delaware, and each waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction. The Participant and the Company (on behalf of itself and its Affiliates) each irrevocably and unconditionally agrees (i) that, to the extent such party is not otherwise subject to service of process in the State of Delaware, it will appoint (and maintain an agreement with respect to) an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of said agent, (ii) that service of process may also be made on such party in accordance with Section 11(f), and (iii) that service made pursuant to clause (i) or (ii) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

(o) Headings; Interpretations. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. Pronouns and other words of gender shall be read as gender-neutral. Words importing the plural shall include the singular and the singular shall include the plural.

(p) Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (.pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

MEDIAALPHA, INC.

By:
Name:
Title:

[Participant Name]